Exhibit 99.1

IPASS REPORTS FOURTH QUARTER AND FULL-YEAR 2011 RESULTS

REDWOOD SHORES, Calif. — February 16, 2012 — iPass Inc. (NASDAQ: IPAS), a leading provider of mobility services for enterprises and service providers, reported financial results for the fourth quarter of 2011 and the year ended December 31, 2011.

“We delivered significant progress with our Open Mobile Platform in Q4, driving solid results and strengthening our position going into 2012,” said Evan Kaplan, president and CEO of iPass. “We exited 2011 with more than 300 enterprise customers and more than 230,000 paying users on our Open Mobile Platform. In addition, we expanded our market-leading position in Wi-Fi, adding several strategic carrier partners to our Open Mobile Exchange. We’re continuing to enhance our strategic value by leveraging our unique set of mobility assets as we head into 2012.”

“Strong Open Mobile user traction drove a fourth consecutive quarter of high-margin platform revenue growth and returned our Wi-Fi network revenue to growth again in Q4,” said Steven Gatoff, senior vice president and CFO of iPass. “With our continued operations discipline, we delivered adjusted EBITDA profitability in Q4 and a full-year 2011 adjusted EBITDA that was several million dollars better than expected. We’re entering 2012 with revenue growth in our strategically core OME and OMX platform offerings and with our strong Wi-Fi network and MNS businesses, we’re positioned for both sequential quarterly revenue growth in the second half of 2012 and overall adjusted EBITDA profitability for the full-year 2012.”

iPass reported revenues of $34.4 million for Q4 2011, compared to $34.4 million in Q3 2011 and $38.6 million in Q4 2010. Revenues for the full-year 2011 were $140.8 million compared to $156.1 million in 2010.

iPass reported a net loss of ten thousand dollars for Q4 2011, compared to a net loss of $0.8 million in Q3 2011 and net income of $0.8 million in Q4 2010. Net loss for the full-year 2011 was $3.3 million compared to $3.1 million in 2010. Adjusted EBITDA was positive $0.8 million for Q4 2011, compared to an adjusted EBITDA loss of $0.3 million in Q3 2011 and positive adjusted EBITDA of $0.1 million in Q4 2010. Adjusted EBITDA loss was $0.5 million for the full-year 2011 compared to a positive adjusted EBITDA of $0.8 million in 2010.

Recent Operating Highlights

Executing with Continued Momentum in iPass Open Mobile Enterprise (iPass OME):

•

Signed more than 80 large enterprise customers to the Open Mobile Platform during Q4 2011, including Lockheed Martin, Adobe Systems, Michelin, Abbott Laboratories, Aetna, 3M, Jabil Circuit, Applied Materials, Yahoo!, IKEA, NetApp, NVIDIA, CBS News and Swiss National Bank, bringing the current total to more than 320 contracted enterprise customers.

•	Added more than 30,000 active Open Mobile monetized users growing the total to 54,000 in December 2011, more than doubling the count from September 2011.

•

Increased the number of gross Open Mobile monetized users by more than 94,000 users, or 69% since September 2011 to a total of more than 230,000 gross monetized users on the Open Mobile platform as of December 2011.

•	Integrated iPass Open Mobile with Juniper Networks® Junos® Pulse in Q4 2011 to enable enterprises to deploy a single unified client.

•

Selected by T-Mobile USA to power the white-label technology foundation of its new T-Mobile(R) Global Corporate Access solution for multinational corporations, U.S. enterprises and government agencies using the iPass Open Mobile Platform and the iPass Mobile Network in Q4 2011.

•	Continued product advancement with the release of Open Mobile 2.0 for smartphone and tablet clients (Android & iOS) and Open Mobile 2.0 for Windows.

Expanding the Breadth and Value of the iPass Global Wi-Fi Network:

•	Expanded our partnership with iBAHN to add Wi-Fi hotspot coverage at important European hotel conference centers in London, Paris, Munich and Amsterdam.

•

Grew to more than 680,000 Wi-Fi hotspots in 117 countries, including more than 2,900 airport hotspots, more than 59,000 hotels and convention centers, and over 562,000 retail and small business locations with the iPass Mobile Network footprint in countries and major cities throughout Europe and Asia further bolstering the largest global commercial Wi-Fi network.

Strong Initial Progress with iPass Open Mobile Exchange (iPass OMX):

•

Signed several key telecom carrier partners across Europe and Asia to the iPass OMX Wi-Fi exchange, including China Telecom, that enable them to offer their subscribers new Wi-Fi based mobility services and further positions iPass as the key strategic exchange in the Wi-Fi space with the ability to capitalize on the growing consumer demand for Wi-Fi.

•

Strong continued traction building-out the iPass OMX ecosystem with new platform relationships with key partners including mobile operators, telecommunication service providers and mobile virtual network operators.

Delivering iPass Managed Network Services (iPass MNS) Revenue Growth:

•

Grew MNS revenue approximately 10% year-over-year, reflecting a successful transition from the legacy teleworker (i.e., home office) business to more compelling opportunities focused around a fully-managed high bandwidth VPN branch office service to retail and financial markets.

•

Launched a new managed Wi-Fi offering that expands the iPass MNS platform and leverages iPass’ mobility expertise to enable enterprises and retailers to deliver in-store/in-office Wi-Fi to their employees and customers. Already added a large national retailer of office products to the iPass MNS Managed Wi-Fi services.

Financial Highlights and Metrics

Q4 2011

(unaudited; in millions)	Q4’11	Q3’11	Q4’10
Revenue:
Mobility Services:(1)	$26.5	$26.9	$31.5
Network Revenue	20.3	20.9	26.0
Platform Revenue	5.3	5.0	4.2
Other Fees	0.9	1.0	1.3
Managed Network Services (MNS)	7.9	7.5	7.1

Total Revenue	$34.4	$34.4	$38.6
GAAP Net Income/(Loss)	$(0.0)	$(0.8)	$0.8
Adjusted EBITDA Income/(Loss)(2)	$0.8	$(0.3)	$0.1
Cash and Cash Equivalents(3)	$25.4	$26.3	$30.7
Shares of Common Stock Outstanding at Period End	59.1	58.9	57.9

2011

(unaudited; in millions)	2011	2010
Revenue:
Mobility Services(1)	$110.7	$128.7
Network Revenue	88.1	107.0
Platform Revenue	19.3	16.0
Other Fees	3.3	5.7
Managed Network Services	30.1	27.4

Total Revenue	$140.8	$156.1
GAAP Net Loss	$(3.3)	$(3.1)
Adjusted EBITDA Income/(Loss)(2)	$(0.5)	$0.8

(1)	iPass Mobility Services includes (i) the company’s Enterprise Mobility Services business (which consists of its iPass Open Mobile Enterprise offering and the legacy Mobile Office offering) and (ii) the iPass Open Mobile Exchange offerings. Immaterial iPass OMX revenue of approximately $0.2 million for Q4 2011 and approximately $0.7 million for 2011 are included in Mobility Services.
(2)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.
(3)	In the first quarter of 2011, iPass paid $1.1 million in cash as part of a favorable settlement reached with a state sales tax authority on previously accrued amounts.

Selected Operating Metrics

iPass uses certain key metrics to evaluate the operating performance of its Enterprise Mobility Services, as follows:

	Q4’11	Q3’11	Q4’10
Average Monthly Monetized Users (1)	572,000	561,000	624,000
Network	151,000	156,000	190,000
Platform	525,000	510,000	560,000
Network Gross Margin (2)	45.1%	45.0%	46.0%

(1)	Average Monthly Monetized Users (“AMMU”) is a key metric that the company uses to track and evaluate the operating performance of its overall enterprise mobility services. The AMMU metric is based on the number of active users of iPass’ network and platform services across both its legacy Mobile Office offering and new Open Mobile Enterprise offerings. The number of Average Monthly Monetized Users means the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for users that may be active users of both Network and Platform services in a given month.
(2)	Network Gross Margin is defined as (Mobility Network Revenue plus MNS Revenue less Network Access Costs) divided by (Mobility Network Revenue plus MNS Revenue).

iPass management also tracks users on its new Open Mobile offering in order to provide additional visibility into the overall adoption of the Open Mobile platform and the monetization of users on the new platform.

The following table reflects the average number of Open Mobile (OM) monetized users for the three broad categories of monetized users on our OM platform: (i) Active OM monetized users, (ii) Paying, Undeployed OM monetized users, and (iii) Gross OM monetized users, which is the sum of (i) and (ii), for the month presented, as follows:

	December 2011	September 2011	June 2011	March 2011
Open Mobile Monetized Users:
Active (1)	54,000	24,000	12,000	7,000
Paying, Undeployed (2)	177,000	113,000	36,000	12,000

Gross (3)	231,000	137,000	48,000	19,000

(1)	Represents the number of Open Mobile users who were billed platform fees and who have used or deployed Open Mobile (e.g., this is synonymous with the definition of the AMMU metric with the data here being reported for the number of users in the month being presented).
(2)	This metric represents the number of Open Mobile users at enterprise customers for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or had Open Mobile fully-deployed.
(3)	Represents the sum of both Active and Paying, Undeployed Open Mobile monetized users.

Q1 2012 Guidance

For the first quarter of 2012 ending March 31, 2012 iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$33 – 35 million
Adjusted EBITDA Income (Loss) (1)	$(1.0) – 0.5 million

Perspective on 2012:

iPass anticipates delivering sequential quarterly revenue growth in the second half of 2012, positive Adjusted EBITDA for the full year 2012 and free cash flow generation in 2012.

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the first quarter of 2012 does not include the impact of any foreign exchange gains or losses.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call phone number is (888) 504-7953 toll-free and (719) 457-2662 direct-dial with a confirmation code of 4148977. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com.

A telephone replay of the conference call will be available until March 31, 2012. The replay number is (888) 203-1112 and (719) 457-0820. The confirmation code for the replay is 4148977. The webcast will be available for replay until iPass reports its first quarter 2012 results.

Cautionary Information About Forward-Looking

The statements in this press release regarding iPass Open Mobile Platform delivering significant progress and strengthening the company position going into 2012; iPass continuing to enhance its strategic value by leveraging its unique set of mobility assets as it heads into 2012; iPass being positioned for sequential quarterly revenue growth in the second half of 2012 and overall adjusted EBITDA profitability in 2012; iPass’ projections of its first quarter fiscal 2012 financial results under the caption “Q1 2012 Guidance”; and iPass’ perspectives on 2012 under the caption “Perspectives on 2012” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the Open Mobile platform and Open Mobile Exchange will not achieve market acceptance; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass does not deliver valuable services for smartphones, tablets and other mobile handheld devices; the risk that demand for mobility services does not grow; the risk of facing strong competition in the market for mobility services and managed network services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry; and the risk that a meaningful portion of iPass business is international which subjects iPass business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ 2010 Annual Report on Form 10-K filed and quarterly reports on Form 10-Q filed with SEC and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In addition to iPass’ GAAP results, the company also considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP. This non-GAAP financial measure should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock compensation expense, restructuring charges, certain state sales and federal tax charges, and one-time non-recurring/discrete items. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources. Adjusted EBITDA is also a component of the company’s incentive compensation plan.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors for several reasons, including;

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;
2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and
3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

About iPass Inc.

iPass helps enterprises and service providers ensure their employees and customers will be well connected. Founded in 1996, iPass (NASDAQ: IPAS) delivers the world’s largest commercial-grade Wi-Fi network and most trusted connectivity platform. With over 680,000 connection venues, iPass gives its customers always-on, frictionless connectivity anywhere in the world – easily, quickly, securely and cost effectively. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

650-232-4110

NOTE: iPass® is a registered trademark and Open Mobile, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names and product or service names mentioned herein are the trademarks of their respective owners.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$25,439	$30,746
Accounts receivable, net of allowance for doubtful accounts of $1,605 and $1,757, respectively	21,307	24,034
Prepaid expenses and other current assets	5,938	6,630

Total current assets	52,684	61,410
Property and equipment, net	4,013	4,264
Intangible assets, net	169	408
Other assets	6,239	7,900

Total assets	$63,105	$73,982

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,701	$13,552
Accrued liabilities	9,841	15,333
Deferred revenue, short-term	3,852	4,119

Total current liabilities	22,394	33,004
Deferred revenue, long-term	3,134	2,435
Other long-term liabilities	469	721

Total liabilities	$25,997	$36,160

Stockholders’ equity:
Common stock	59	58
Additional paid-in capital	209,624	206,992
Accumulated deficit	(172,575)	(169,228)

Total stockholders’ equity	37,108	37,822

Total liabilities and stockholders’ equity	$63,105	$73,982

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$34,434	$38,561	$140,761	$156,080
Cost of revenues and operating expenses:
Network access costs	15,517	17,893	65,766	72,497
Network operations	5,461	6,419	22,307	27,291
Research and development	3,525	3,584	14,368	13,794
Sales and marketing	4,993	6,560	21,046	24,874
General and administrative	4,889	2,985	20,009	19,809
Restructuring charges (benefits) and related adjustments	11	420	(151)	887
Amortization of intangible assets	60	65	239	428

Total cost of revenues and operating expenses	34,456	37,926	143,584	159,580

Operating income (loss)	(22)	635	(2,823)	(3,500)
Interest income	7	24	112	83
Foreign exchange gains (losses)	1	(23)	(474)	131
Other income (expenses) net	48	12	128	(2)

Profit (loss) before income taxes	34	648	(3,057)	(3,288)
Provision for (benefit from) income taxes	44	(105)	290	(192)

Net income (loss)	$(10)	$753	$(3,347)	$(3,096)

Basic and diluted net income (loss) per share	$(0.00)	$0.01	$(0.06)	$(0.05)
Weighted average number of common shares outstanding - Basic	59,052,633	57,752,162	58,429,005	58,693,061
Weighted average number of common shares outstanding - Diluted	59,052,633 (1)	58,219,525	58,429,005 (1)	58,693,061 (1)

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$(10)	$753	$(3,347)	$(3,096)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	377	454	1,725	1,699
Amortization of intangible assets	60	65	239	428
Depreciation, amortization and accretion	527	811	2,259	3,347
(Gain) loss on disposal of property and equipment	15	(1)	102	2
Deferred income taxes	(134)	(71)	(125)	(206)
Provision for doubtful accounts	(9)	365	360	1,425
Change in sales tax liability estimation	(160)	(2,087)	(555)	(2,214)
Changes in operating assets and liabilities:
Accounts receivable	898	(795)	2,367	1,564
Prepaid expenses and other current assets	428	1,650	858	1,167
Other assets	40	—	521	545
Accounts payable	(2,088)	594	(5,116)	(1,126)
Accrued liabilities	(1,022)	(637)	(4,937)	(944)
Deferred revenues	(157)	136	432	(391)
Other liabilities	(45)	(174)	(252)	(241)

Net cash provided by (used in) operating activities	(1,280)	1,063	(5,469)	1,959

Cash flows from investing activities:
Maturities of short-term investments	—	—	—	3,778
Purchases of property and equipment	(591)	(99)	(1,845)	(3,049)
Change in restricted cash pledged for letter of credit	813	(470)	1,099	(1,148)

Net cash provided by (used in) investing activities	222	(569)	(746)	(419)

Cash flows from financing activities:
Proceeds from issuance of common stock	200	182	908	405
Payment of cash dividends	—	(4,044)	—	(4,047)
Cash used in repurchase of common stock	—	—	—	(5,125)

Net cash provided by (used in) financing activities	200	(3,862)	908	(8,767)

Net decrease in cash and cash equivalents	(858)	(3,368)	(5,307)	(7,227)
Cash and cash equivalents at beginning of period	26,297	34,114	30,746	37,973

Cash and cash equivalents at end of period	$25,439	$30,746	$25,439	$30,746

Supplemental disclosures of cash flow information:
Net cash paid (refunded) for taxes	$74	$116	$564	(790)
Accrued amounts for acquisition of property and equipment	$388	$123	$388	$123

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

I Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Income (Loss):
Adjusted EBITDA Income (Loss)	$812	$(272)	$74	$(535)	$811
(a) Interest income	7	5	24	112	83
(b) Income tax (expense) benefit	(44)	(1)	105	(290)	192
(c) Depreciation of property and equipment	(527)	(531)	(811)	(2,259)	(3,326)
(d) Amortization of intangible assets	(60)	(60)	(65)	(239)	(428)
(e) Stock-based compensation	(377)	(392)	(454)	(1,725)	(1,699)
(f) Restructuring (charges) benefit and related adjustments	(11)	7	(420)	151	(887)
(g) Certain state sales and federal tax items and other discrete items	190	441	2,300	1,438	2,158

GAAP Net Income (Loss)	$(10)	$(803)	$753	$(3,347)	$(3,096)

Q1 2012 Guidance

	(Unaudited, in millions)
II Reconciliation of Q1 2012 Adjusted EBITDA Income (Loss) to GAAP Net Loss:
Adjusted EBITDA Income (Loss) (1)	$(1.0)	—	$0.5
(a) Provision for (benefit from) income taxes		(0.1)
(b) Depreciation of property and equipment		(0.4)
(c) Amortization of intangible assets		(0.1)
(d) Stock-based compensation		(0.4)

GAAP Net Loss	$(2.0)		$(0.5)

(1) The Q1 2012 Guidance for Adjusted EBITDA income (loss) does not include the impact of any foreign exchange gains or losses.